EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





COMPANY                                             JURISDICTION OF REGISTRANT
-------                                             --------------------------

Direct Merchants Credit                             National Banking Association
Card Bank, National Association
(d/b/a Direct Merchants Bank)


Metris Direct, Inc.                                 Minnesota
(d/b/a Metris Direct)


Metris Receivables, Inc.                            Delaware


Metris Funding Co.                                  Delaware


Metris Asset Funding Co.                            Delaware


Metris Direct Services, Inc.                        Delaware